EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

WE HEREBY CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENT ON FORM S-8 OF OUR REPORT DATED MARCH 14, 2003 APPEARING IN THE ANNUAL REPORT ON FORM 10-KSB OF SIGNATURE LEISURE, INC. (FORMERLY VALDE CONNECTIONS, INC.) FOR THE YEAR ENDED DECEMBER 31, 2002 AND TO THE REFERENCE TO OUR FIRM UNDER THE HEADING "EXPERTS" IN THIS REGISTRATION STATEMENT.

/S/  CORDOVANO AND HONECK, P.C.
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     CORDOVANO AND HONECK, P.C.
     DENVER, COLORADO
     JANUARY 27, 2004